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                                                                     EXHIBIT 8.2

                                       March 6, 1997



Mr. John Karcanes
President
Bio-Vascular, Inc.
2575 University Avenue
St. Paul, MN  55114-1024

Dear Mr. Karcanes:

We hereby confirm that the statements made in the Vital Images, Inc. Registration Statement on Form 10 under the caption "The Distribution -- Certain Federal Income Tax Consequences of the Distribution," to the extent that they relate to a description of the tax consequences of the Distribution, are true and accurate in all material respects.



                                       Very truly yours,


                                       /s/ COOPERS & LYBRAND L.L.P.

                                       COOPERS & LYBRAND L.L.P.